PURCHASE AGREEMENT

      This Purchase AGREEMENT entered into as of March 1st 2007 by and between INVICTA GROUP INC., a Nevada Corporation (the "Buyer"), and William Kerby and EXTRAORDINARY VACATIONS USA Inc, a Nevada corporation ("EXVG") (Mr. Kerby and EXVG are jointly the "Selling Shareholders") individuals and sole shareholders of Maupintour Inc. LLC, a Nevada Corporation (the
"Corporation"),

      WHEREAS, Maupintour Inc. LLC has offices in Las Vegas, Nevada and Lawrence, Kansas and, among other things, owns (1) a Wholesale and retail Travel Company, (2) certain domain names, (3) a email database of 2,000,000 plus Travel Agencies/customers, (4) an Airlines Reporting Corporation (ARC) appointment, (5) various bank and credit card merchant accounts, (6) two Internet websites, and (7) computer equipment for Email broadcasting from the Las Vegas office.

      WHEREAS, the Selling Shareholders desire to sell and the Buyer desires to purchase all of the outstanding stock and assets of the Corporation, upon the terms and conditions hereinafter set forth;

      WHEREAS, Mr. Kerby and EXVG, are the sole shareholders of the Corporation.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Definitions.

"Acquired Assets": means all of the right, title, and interest that the Corporation possesses in those assets identified on Exhibit A hereto, which, by virtue of the acquisition of the stock of the Corporation, will be acquired indirectly by the Buyer.

"Auditable Financials": means financials prepared by Maupintour can be audited by SEC and PCAOB compliant auditor.

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"Buyer": means Invicta Group Inc., as set forth in the preface above.

"Closing": means the day the Selling Shareholders and Buyer agree to transfer stock to Invicta, and Officers of respective companies sign Purchase Agreement and Invicta issues check for $1.00; Plus the Officers and Directors of Maupintour will submit their respective resignations.

"Intellectual Property": means

      (a) All inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof,

      (b) All Internet websites owned by the Corporation:

      (c) All trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,

      (d) All mask works and all applications, registrations, and renewals in connection therewith,

      (e) All trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),

      (f) All computer software (including data and related documentation), and all computer hardware.

      (g) All other proprietary rights, and

      (h) All copies and tangible embodiments thereof (in whatever form or medium).
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"Liabilities": means all debt owed to suppliers, customers, employees and accounts payable listed on the Balance Sheet prepared as of the date of Closing.

"Selling Shareholders":  means Mr. Kerby and EXVG.

"Stock": means all shares of the Corporation delivered from the Selling Shareholders to Invicta Group Inc.

"Website": means Internet sites promoting business of Maupintour's and Maupin Waterways.

2. Acquisition of Stock. On the Closing Date, Buyer will acquire all of the outstanding shares of capital stock of the Corporation (the
"Acquisition") on the terms and conditions set forth in this Agreement.

3.    Consideration.

      (a) The purchase price for the stock of the Corporation will be $1.00 plus the debt and, upon delivery of a check for the purchase price, the Corporation shall be and become a wholly owned subsidiary of Buyer.

      (b) The debt of the Corporation is approximately $900,000. If the audit shows a larger debt then $900,000 or the Financial Projections provided by the Selling Shareholders do not materialize over the next 9 months, the Buyer has the right to return the Corporation to the Selling Shareholders and forgive money that was invested in the Corporation.

4.    The Closing.

      (a) The Closing shall take place at the offices of Selling Shareholders no later than March 30th 2007, unless the parties agree in writing to extend the closing date to another place or time.

      (b) The following will be delivered by Selling Shareholders and the Corporation at Closing:

      *	All certificates for outstanding shares of Corporation's Stock, duly endorsed for transfer

      *	All corporate records and minute books of the Corporation

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      *	All financial and corporate books and records of the Corporation, including bank account information.

      (c)  The following will be delivered by Buyer at Closing:

      *	A check of $1.00 payable to EXVG.

5.	Representation and Warranties of Selling Shareholders.

Selling Shareholders represent and warrant to Buyer as follows:

5.1 Corporate Compliance; Authorization

      a.	Compliance. The Corporation is duly and validly in existence and are in good standing in the State of Nevada and Delaware. To the best knowledge of the Selling Shareholders, the Corporation is not in violation, breach, or default of any term of its Certificate of Incorporation or By-laws, or of any material term or provision of any contract, agreement, judgment, decree, order, statute, rule or regulation applicable to or binding upon the Corporation, the breach or default of which would have a material adverse affect on either of the Corporation's business or financial condition.

      b.	Authorization.  The Selling Shareholders are the sole
shareholders of the Corporation and have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement, and all corporate action on the part of the Corporation, its officers and directors, necessary for the sale and transfer of the Stock has been taken. This Agreement, the Certificate of Incorporation of the Corporation, and all agreements attached hereto as Exhibits, are each legal, valid and binding obligations of the Corporation enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity. The execution, delivery and compliance with the performance by the Corporation of this Agreement do not and will not (1) conflict with or result in a breach of the terms, conditions and provisions of any contractual obligation,

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(2) result in the creation of any material lien, security interest, charge or encumbrance upon the Stock or assets of the Corporation.

5.2 Absence of Litigation. In good faith and to the best of the knowledge of Selling Shareholders, after due inquiry and investigation, there are no (a) actions proceedings, arbitrations or investigations pending or any threat thereof, or verdicts or judgments entered against the Corporation before any court or before any administrative agency or officer which might result in any material adverse change in the business, properties or condition, financial or otherwise, of the Corporation or (b) violations by the Corporation of any foreign, federal, state or local laws, regulations or order, including but not limited to laws pending to workplace safety and environmental clean-up, the violation of which would have a material adverse effect on the business of the Corporation.

5.3 Tax Returns and Payments. In good faith and to the best knowledge of Selling Shareholders, the Corporation is not in violation of the filing requirements for all Federal and state income tax returns that are required to be filed by the Corporation.

5.4 Material Licenses, Agreements and Related Party Agreements.

To the Best knowledge of Selling Shareholders:

Schedule 5.4 hereto identifies each Material Contract of the Corporation (the "Contracts"). All Contracts are in writing. Selling Shareholders have delivered to Buyer accurate and complete copies of all Contracts identified in Exhibit B, including all amendments thereto; each Contract is valid and in full force and effect, and is enforceable by the Corporation in accordance with its terms;

      (1)	No person acting for the Corporation has violated or breached, or declared or committed any default under, any Contract;

      (2)	No event has occurred, and no circumstance or condition exists, that likely would (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Contract,
(B) give any Person the right to declare a default or exercise any remedy or hinder any Contract, (C) give any

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Person the right to accelerate the maturity or performance of any Contract, or (D) give any Person the right to cancel, terminate or modify any Contract;

      (3)	The Corporation has not waived any of its rights under any
Contract.

Schedule 5.4:

      (1)	The Corporation has never guaranteed or otherwise agreed to
cause, insure or become liable for, and has never pledged any of their respective assets to secure the performance or payment of any obligation or other liability of any other person except in the ordinary course of business; and

      (2)	The Corporation has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

The performance of the Contracts will not result in any violation of or failure to comply with any legal requirement; except as identified in
Schedule 5.4 , no person is materially renegotiating, or has the contractual right to materially renegotiate, any amount paid or payable to either Corporation under any Contract or any other term or provision of any Contract;

      (3). the Contracts identified in Schedule 5.4 constitute all of the Contracts necessary to enable the Corporation to conduct its businesses in the manner in which such businesses are currently being conducted and in the manner in which such businesses are proposed to be conducted;

except as set forth in Schedule 5.4: (i) the Contracts, including but not limited to those described in Exhibit B, are legally valid, binding and enforceable agreements of the Corporation, except as enforceability may be limited by bankruptcy and other similar laws affecting

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creditors rights, and the other parties thereto; the Corporation is not and no other party to any such Contract is in violation of or in default under such Contracts and no event or circumstances have occurred which constitute, or after notice or lapse of time or both would constitute, a violation or default thereunder on the part of the Corporation or any other party thereto or result in a right to accelerate or loss of rights; and such Contracts will continue to be binding in accordance with their terms after the Closing, assuming any consents listed in Exhibit B are obtained; (ii) the Corporations has fulfilled all obligations required pursuant to each Contract to have been performed by them, and the Selling Shareholders have no reason to believe that the Corporation will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof, and (iii) none of the payments required to be made under any Contract has been prepaid by more than 30 days prior to the due date of such payment thereunder and the estimated cost to complete any Contract, plus expenses incurred by them on that Contract, will not exceed the total Contract price.

5.5 Material Change.  Since March 1, 2007, there has not occurred:

      a.	Any material adverse change in the assets, liabilities, business, prospects, condition (financial or otherwise), or operating results of either Corporation;

      b.	Any material increase in the indebtedness or liabilities of the
Corporation over the level thereof;

      c.	Any material increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a cash salary bonus to, any officer, director or employee of, or consultant to, the Corporation;

      d.	Any material change in the manner of keeping the book accounts or records of the Corporation or in the accounting practices therein reflected;
or

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      e.	Any declaration or payment of any dividends or distribution to the Selling Shareholders by the Corporation, any acquisition or redemption by the Corporation of any of its equity securities or loan by the Corporation to any of its security holders.

5.6 Leases. Neither Corporation has any right, title or interest in, or any obligation or duty relating to, any real estate or real property, except for its interest as a tenant, lessee, subtenant or sub lessee under the lease for the Corporation's principal place of business, 2688 S. Rainbow Blvd St.D Las Vegas, NV 89146-5196 (the "Leased Premises") and an office in Kansas, attached as Exhibit B hereto (the "Lease").

      a.	(1) Corporation has delivered to Buyer true and complete copies of the Lease, all amendments and supplements thereto and all such non-disturbance agreements, if any; (2) Corporation is the holder of the lessee's interest, as applicable, in the Lease and Corporation has not assigned any Lease or any interest therein or subleased any portion of the Leased
Premises; (3) the Lease is in full force and effect; (4) Corporation is not and, to the best of the knowledge of the Corporation and each Selling shareholder, the landlord under the Lease is not in default under the Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by Corporation or, to the best of the knowledge of the Selling Shareholders, the landlord under the Lease; and (5) neither the execution or performance of this Agreement, with the consent of the landlord, in a form reasonably acceptable to landlord and Buyer, will result in a breach of or constitute a default under any of the Leases.

      b.	The buildings and improvements situated on and comprising part of the Leased Premises, and all heating and air conditioning equipment and all plumbing, electrical and other mechanical facilities which are part of, or which service, such Leased Premises are, to the best of the knowledge of the Selling Shareholders, in good operating condition and repair and do not require any repairs other than routine maintenance, and with respect to the roof, free from leaks.

      c.	To the best of Selling Shareholders' knowledge, the Corporation has not received any notice of

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any condemnation proceeding or any other proceeding in the nature of eminent domain (a "Taking") in connection with any of the Real Properties, and to Corporation's knowledge no Taking has been threatened.

      d.	All essential utilities (including water, sewer, gas, electricity and telephone service) are available to the Leased Premises.

5.7 Title to Assets.  The Corporation owns, free and clear of encumbrances:

      a.	All assets reflected on the December 31, 2006 Unaudited Interim
Balance Sheets (except for inventory sold by the Corporation since December 31st 2006, in the ordinary course of business);

      b.	All assets acquired by the Corporation since December 31, 2006
(except for inventory sold by the Corporation since December 31, 2006 in the Ordinary Course of Business);

      c.	All assets that constitute the Corporation's rights and
privileges under ARC Agency Code Number xxxxxxx; and

      d.	All other assets reflected in the Corporation's books and records as being owned by the Corporation.

5.8 Equipment, etc.

      a.	Exhibit C hereto lists each of the Corporation's capital
equipment and depreciation schedule, which describes historical cost and depreciation information with respect to all of Corporation's capital equipment, furniture, fixtures, improvements and other tangible personal property, and also accurately identifies all material tangible personal property leased to the Corporation;

      b.	Each material asset of the Corporation:

            (1)	Is free of defects and deficiencies and in good condition
and repair, consistent

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with its age and intended use (ordinary wear and tear excepted);

            (2)	Complies in all material respects and, to the Selling
Shareholders' best knowledge, is being operated and otherwise used in full compliance with all applicable legal requirements;

            (3)	Is adequate for the uses to which it is being put;

            (4)	Is adequate for the conduct of the Corporation's business
in the manner in which such business is currently being conducted;

            (5)	Has been maintained in accordance with reasonable
maintenance schedules;

            (6)	Is owned by the Corporation free and clear of any
encumbrance; and

            (7)	Is located at the Corporation's principal business office.

5.9 Liabilities. the Corporation will list any claims, demands, liens, loan agreements or contracts, covenants, promises, suits, actions or cross-actions, causes of action, obligations, controversies, disputes, costs, fees, losses, damages (both compensatory and exemplary or punitive), judgments, orders, wrongful acts, and trade and vendors liabilities.

6.00 Extent of Offering. Except as contemplated in this Agreement, neither the Corporation, nor any agent acting on its behalf, has offered or will offer or solicit any offers to sell any securities to any person or persons so as to require the issuance or sale of the Stock, to be registered to the provisions of Sec 5 of the Securities Act, or prevent the Corporation from utilizing the provisions of Sec 4(2) or Regulation D of the Securities Act or any applicable state securities law exemption from qualification.

7.0 Fees, Commissions and Expenses. The Selling Shareholders and the Buyer have made no agreements or arrangements for brokerage commissions, finders' fees or similar compensation in connection with the transactions

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contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation.

8.0 Validity of Issuance. The Stock to be purchased and sold pursuant to this Agreement, and delivered, will be duly and validly issued, fully paid and no assessable, and will be free and clear of any liens or encumbrances caused or created by the Selling Shareholders and, assuming the accuracy and completeness of the Buyer's and the Corporation's and Selling Shareholders' representations hereunder, will have been issued in compliance with all the applicable state and federal securities laws.

9.0 Disclosure. Neither this Agreement, nor any of the schedules, attachments, exhibits, written statements, documents, certificates or other materials prepared or supplied by the Selling Shareholders with respect to the transactions contemplated hereby contain any untrue statements of a material fact or omit a material fact to make the statements contained herein or therein not misleading.

10. Private Offering. The offer to sell the Stock was directly communicated to the Buyer by the Selling Shareholders. At no time did the Selling Shareholders present to Buyer or any other person, or solicit Buyer or any other person with, any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation, nor did the Selling Shareholders invite Buyer or any other to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

11. Buyer Representation. The Selling Shareholders have a reasonable basis to believe that representations and warranties of Buyer set forth in this Agreement are true and accurate.

      a.	Access to Data.  The Selling Shareholders have had an opportunity to discuss the Buyer's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Stock. Selling Shareholders acknowledge that the Buyer or any agent thereof has made no representation or warranties, oral and written, except as set forth in this Agreement. Selling Shareholders have availed themselves fully of all publicly

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available information on Buyer, including records available on EDGAR.

12. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Selling Shareholders as follows: that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except to the extent set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.

13. Organization of the Buyer. The Buyer is a corporation duly organized and incorporated under the laws of the state of Nevada, validly existing, and in good standing under the laws of the jurisdiction of its incorporation,

14.	Authorization of Transaction.  The Buyer has full power and authority
(including full corporate power and authority) to execute and deliver this Agreement, and the other agreements, documents and instruments contemplated hereby, and to perform their respective obligations hereunder and hereunder. This agreement constitutes the valid and legally binding obligations of the Buyer, as the case may be, enforceable in accordance with their terms and conditions.

15. Capitalization of Buyer. As of the 3/1/07 the authorized capital stock of Buyer consists of 1 Billion common shares and 50 Million Preferred shares, of which 15.5 Million common shares and 755,000 Preferred are validly issued and outstanding; all are fully paid and nonassessable.

16. Authorization of the Sale The officers of Buyer who sign this agreement have the requisite capacity, power, and authority to do so. The signing and delivery of this Agreement and all related documents, by Buyer through its officers, and the performance of this agreement (i) does not violate any contract to which Buyer is a party; or (ii) violate any provisions of Buyer's Articles of Association, or any of Buyer's other governing documents or corporate documents.

17. Binding Nature and Enforceability of Agreement Assuming that this Agreement is binding upon and enforceable

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against all other parties, this Agreement, the stock of the Corporation, and all other documents that are signed by Buyer and delivered at the Closing, are legally binding upon, and enforceable against the Selling Shareholders.

18. Consents No authorization of, or registration or filing with, any court, Government, Entity, or person is required in connection with the signing, delivery or performance by Buyer of this Agreement, any exhibit, or any other agreement or document to be delivered by or on behalf of Buyer in connection with the Transaction of this Agreement ("The Transaction")

19. Brokers and Finders No Broker, Finder or other person or entity acting in a similar capacity (i) has acted on behalf of Buyer in bringing about this transaction, (ii) has rendered any services with respect to the Transaction, or (iii) has been involved in any way, with this transaction.

20.	Termination. This Agreement may be terminated at any time prior to the
Closing Date:

      (1)	By the written agreement of the Selling Shareholders and the
Buyer;

      (2)	By either Party by written notice to the other parties if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. on March 30th 2007, unless such date shall be extended by the written consent of Buyer;

      (3)	By either Party by written notice to the other parties if (i) the representations and warranties of the other Party shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made, or (ii) any of the conditions set forth in Section 2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. on March 30th 2007.

     (4)In the event of the termination of this Agreement pursuant to Section 4, this Agreement shall become void, without any liability to any party in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants,

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representatives, attorney's advisers, or stockholders, and except for any liability resulting from such party's breach of this Agreement.

21.   Miscellaneous.

      a.	Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      b.	No Third-Party Beneficiaries. The terms and provisions of this
Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it are not the intention of the parties to confer third-party beneficiary rights upon any other person.

      c.	Survival of Agreements, Representations, etc. All warranties, representations, agreements and covenants made by a party herein or in any certificate or other instrument required to be delivered by or on behalf of a party in connection with this Agreement, shall be considered to have been relied upon by the other party and shall survive the Closing under this Agreement regardless of any investigation made by any party or information about any breach known to any party prior to the Closing; shall continue in full force and effect; and shall provide a basis for the remedies provided for herein or otherwise available to the non-breaching party.

No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by with the knowledge of any party to this Agreement. All statements in any such certificate or other instrument delivered at or in connection with the Closing shall constitute representations and warranties of the party making such delivery. Each agreement, representation and warranty contained herein is independent of all other agreements; representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any agreement, representation or warranty contained herein shall not be construed as exceptions or qualifications to any agreement, other warranty or representation.

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      d.	Entire Agreement.  This Agreement and the exhibits attached
hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Selling Shareholders and Buyer with regard to the subjects hereof and thereof.

      e.	Amendments and Modifications. This Agreement may not be amended or modified other than by an agreement in writing signed by all of the parties.

      f.	Notice.  Any notice, payment, report or other communication
required or permitted to be given by one to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their signatures below, or to such other address as any addressee shall have therefore furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile with the original sent by U.S. Mail. Such notice shall be deemed received on the second day after transmittal if sent by one (1) day courier together with a transmission of such notice by facsimile if the recipient has the capability to receive a facsimile.

      g.	Statutory References. A reference in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular Agreement provision is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder.

      h.	Waiver of Jury Trial. THE PARTIES HEREBY EXPRESSLY WAIVE THE
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, THE PARTIES PREFER, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW.

      i.	Jurisdiction; Service of Process. Any action or proceeding
seeking to enforce any provision of, or based on any right

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arising out of, this Agreement may shall be brought against any of the parties only in the courts of the State of Florida, County of Dade, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and irrevocably waives any objection to venue made therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. The provisions of this Section shall also apply to any actions involving directors, officers, Buyers, or controlling persons and affiliates of Buyer brought by or against them in their respective capacities as such.

      j.	Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or in any Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity.

In addition, each of the parties hereto (a) consents to the personal jurisdiction of any federal court located in the State of Florida or of any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Florida.

      k.	Recovery of Fees by Prevailing Party. In the event of a lawsuit to enforce or interpret the provisions of this Agreement, the prevailing party shall pay the other party reasonable attorneys' fees and other costs and expenses including expert witness fees in such amount as the court shall determine. In addition, such non-prevailing party shall pay reasonable attorneys' fees incurred by the prevailing party in enforcing, or on appeal from, a judgment in favor of the prevailing party. The preceding sentence is intended by the parties hereto to be

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                           Stock Purchase Agreement
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severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

      l.	Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      m.	Confidentiality; Publicity. The Selling Shareholders and Buyer
acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed prior to the Closing except to consultants, attorneys and advisors, or as required by law. The Selling Shareholders and Buyer shall not make any public disclosure of the terms of this Agreement prior to the Closing, except as required by law, such requirement to substantiated by a written opinion of counsel.

      n.	Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representatives drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. The parties acknowledge that competent counsel that each has chosen to represent such party and each party has had a full opportunity to comment upon and negotiate the terms of this Agreement advised them.

The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent as a result of arm's length bargaining.

      o.	Finder's Fee and Broker's Fees.  The Selling Shareholders and
Buyer hereto represent and warrant that they have retained no finder or broker in connection with the transactions by this Agreement, and hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

      p.	Titles and Subtitles.   The titles of the Sections and
subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

      q.	Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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                           Stock Purchase Agreement
                                       17
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      r.	Applicable Law.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Florida.

       ****************************************************************

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                            "SELLING SHAREHOLDERS"


                                            /s/ Bill Kerby
                                            William Kerby

                                            By: Extraordinary Vacations USA
                                            Inc.


                                            /s/ Bill Kerby, CEO

                                            "BUYER"

                                            INVICTA GROUP INC.


                                            /s/ William Forhan
                                            William Forhan, CEO.


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                           Stock Purchase Agreement
                                       18
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EXHIBIT A

List the following information

Furniture, equipment and fixtures.

Security deposits

Computer contracts

Liabilities: Aging of Travel suppliers; Trade, all other liabilities

Payroll roster of employees

Customer list name and addresses

Seller's accounts receivable

Material changes in company in 2007

Consent of landlord for lease

Information on computer contracts

Verification of ARC bond

Copies of airline contracts, and hotel contracts

Preferred Supplier Contracts


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                           Stock Purchase Agreement
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EXHIBIT B
(Lease)


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                           Stock Purchase Agreement
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EXHIBIT C
(Capital equipment and depreciation schedule)


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                           Stock Purchase Agreement
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